Exhibit 5.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com
May 1, 2025
Board of Directors
W. P. Carey Inc.
One Manhattan West, 395 9th Avenue, 58th Floor
New York, New York 10001
To the addressees referred to above:
We are acting as counsel to W. P. Carey Inc., a Maryland corporation (the “Company”), in connection with the public offering of up to $1,250,000,000 aggregate gross sales price of the Company’s common stock, $0.001 par value per share (the “Offered Shares”), all of which are to be offered and sold by the Company from time to time in accordance with the terms of the Equity Sales Agreement, dated May 1, 2025, by and among the Company, and each of the persons named on Schedule 1 and Schedule 2 attached hereto (the “Equity Sales Agreement”), which, among other things, contemplates that the Company may from time to time enter into one or more letter agreements (i) with each of the persons named on Schedule 1 attached hereto, the form of which is attached as Annex 1 of the Equity Sales Agreement (the “Terms Agreements”) and/or (ii) with each of the persons named on Schedule 2 attached hereto, the form of which is attached as Annex II of the Equity Sales Agreement (the “Forward Sale Agreements,” and together with the Equity Sales Agreement and the Terms Agreements, the “Agreements”). Pursuant to the Forward Sale Agreements, the Company may issue, sell and/or deliver additional shares of common stock, $0.001 par value per share (the “Forward Settlement Shares,” and together with the Offered Shares, the “Shares”), in settlement of the transactions contemplated by the Forward Sale Agreements. The offering of the Shares by the Company is being made pursuant to a prospectus supplement dated May 1, 2025 and the accompanying base prospectus dated May 1, 2025 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3 (File No. 333-286885) (the “Registration Statement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.
For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Company’s Articles of Amendment and Restatement. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
Hogan Lovells US LLP is a limited liability partnership registered in the state of Delaware. “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in: Alicante Amsterdam Baltimore Beijing Berlin Birmingham Boston Brussels Colorado Springs Denver Dubai Dublin Dusseldorf Frankfurt Hamburg Hanoi Ho Chi Minh City Hong Kong Houston London Los Angeles Luxembourg Madrid Mexico City Miami Milan Minneapolis Monterrey Munich New York Northern Virginia Paris Philadelphia Riyadh Rome San Francisco São Paulo Shanghai Silicon Valley Singapore Tokyo Washington, D.C. For more information see www.hoganlovells.com.

This opinion letter is based as to matters of law solely on the applicable provisions of Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.
Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company of the Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Shares pursuant to the terms of the Agreement, and (iv) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Pricing Committee of the Board of Directors, when issued in accordance with the provisions of the Agreements the Shares will be validly issued, fully paid, and nonassessable.
This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K on the date hereof relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and speaks as of the date hereof. We assume no obligation to advise of any changes in the foregoing subsequent to the delivery of this letter.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form 8-K and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP

Schedule 1

Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001	Citizens JMP Securities, LLC 101 California Street, Suite 1700 San Francisco, California 94111

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Jefferies LLC 520 Madison Avenue, 2nd Floor New York, New York 10022

BBVA Securities Inc. 375 9th Avenue, 9th Floor New York, NY 10001	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

BMO Capital Markets Corp. 151 W 42nd Street, 32nd Floor New York, New York 10036	Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020

BNP Paribas Securities Corp. 787 Seventh Avenue New York, NY 10019	Nomura Securities International, Inc. Worldwide Plaza, 309 West 49th Street New York, NY 10019

BNY Mellon Capital Markets, LLC 240 Greenwich Street, 3W New York, New York 10286	RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York 10281

BofA Securities, Inc. One Bryant Park New York, New York 10036	Regions Securities LLC 1180 West Peachtree Street NW, Suite 1400 Atlanta, Georgia 30309

BTIG, LLC 65 East 55th Street New York, New York 10022	Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor New York, New York 10281

SMBC Nikko Securities America, Inc. 277 Park Avenue Fifth Floor New York, NY 10172

As Agents

Schedule 2

Wells Fargo Bank, National Association 30 Hudson Yards New York, New York 10001	Jefferies LLC 520 Madison Avenue, 2nd Floor New York, New York 10022

Barclays Bank PLC c/o Barclays Capital Inc. 745 7th Avenue New York, New York 10019	JPMorgan Chase Bank, National Association, New York Branch 383 Madison Avenue New York, New York 10179

Banco Bilbao Vizcaya Argentaria, S.A Ciudad BBVA, Calle Sauceda nº 28 Edificio Oceanía, Planta 1ª Madrid 28050	Mizuho Markets Americas LLC 1271 Avenue of the Americas New York, New York 10020

Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario M4W 1A5	Nomura Global Financial Products, Inc. Worldwide Plaza, 309 West 49th Street New York, NY 10019

BNP Paribas Securities Corp. 787 Seventh Avenue New York, NY 10019	Regions Securities LLC 615 South College Street, Suite 600 Charlotte, North Carolina 28202

The Bank of New York Mellon 240 Greenwich Street, 3E New York, New York 10286	Royal Bank of Canada c/o RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York 10281

Bank of America, N.A. One Bryant Park New York, New York 10036 Citizens JMP Securities, LLC 450 Park Avenue, 6th Floor New York, New York 10022	The Bank of Nova Scotia GWO - Derivative Products 44 King Street West Central Mail Room Toronto, Ontario, Canada M5H 1H1 c/o Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor New York, New York 10151

As Forward Purchasers
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